UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2012

Date of Report (Date of earliest event reported)

ZORO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52550	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 299-0390

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 29, 2012, we accepted seven subscription agreements and issued an aggregate of 1,943,334 units of the Company to seven investors at a price of $0.15 per unit for gross proceeds of $291,500.05.  Each unit is comprised of one share of common stock and one half of one share purchase warrant.  One whole share purchase warrant is exercisable into one share of common stock at an exercise price of $0.25 per share until May 29, 2014.

The Company issued the securities to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements

    None

b) Exhibits

Exhibit	Description
10.1a	Form of subscription agreement
10.1b	Form of warrant certificate
99.1	news release dated May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.

DATE: May 30, 2012	/s/ Harold Gardner
Name: Harold Gardner Title: President/Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.
Date: May 30, 2012	/s/ Harold Gardner
Name: Harold Gardner Title:President, Chief Executive Officer and a director

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